EXHIBIT 10.1

April 23, 2010

James Marshall, Chief Financial Officer
Green Planet Group, Inc.
7430 East Butherus Drive, Suite D
Scottsdale, Arizona 85258

Re: Professional Services Provided for Lumea, Inc.

Dear Mr. Marshall:

This letter serves as our notification to Green Planet Group, Inc. ("Green Planet") that effective this date, Semple, Marchal & Cooper, LLP ("SMC") is resigning as the auditors of Easy Staffing Services, Inc. and Easy Staffing Solutions, Inc. ("Easy") and ESSI, Inc. ("ESSI") for the fiscal years ended February 28, 2009 and 2008, such audits being performed on behalf of Lumea, Inc.

In our attempt to complete the audits of Easy and ESSI, SMC requested access to certain financial and accounting information for the subject companies. The former management personnel of Easy and ESSI failed, and refused, to provide the requested information to SMC. SMC also made inquiries of the former management personnel of Easy and ESSI in regard to the financial position and results of operations as at and for the periods ended February 28, 2009 and 2008. SMC was provided contradictory statements and erroneous information by management in relation to the inquiries it made in regards to the assets, liabilities, equity, and business operations of Easy and ESSI.

SMC requested that the former management personnel of Easy and ESSI provide a standard management representation letter confirming the validity and accuracy of the financial statements of Easy and ESSI as provided to SMC, amongst other representations- Cliff Blake, as the former President of Easy and ESSI, refused to provide the management representations requested by SMC. Under Generally Accepted Auditing Standards ("GAAS"), AU Section 333, SMC is required to receive such representation from management. The lack of a management representation letter is a violation of GAAS.

Based on the foregoing scope limitations, SMC was unable to complete the audits of the corporate financial statements for Easy and ESSI for the fiscal years ended February 28, 2009 and 2008. Additionally, based on the inconsistencies found in the documentation provided to SMC personnel and the contradictory statements made by Easy and ESSI management, SMC is not able to rely on the representations of the management of Easy and ESSI and is therefore unable to render an opinion in regard to the subject corporate financial statements.

Sincerely,

/s/ Robert M. Semple, CPA

Robert M. Semple, CPA

       CC:  Steven D. Marchal, CPA
               Deborah A. Tutrone, CPA

INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE